Exhibit 99.1

Argo Group Announces 2013 First Quarter Results

HAMILTON, Bermuda--(BUSINESS WIRE)--May 2, 2013--Argo Group International Holdings, Ltd. (NasdaqGS: AGII) today announced financial results for the three months ended March 31, 2013.

Argo Group CEO Mark E. Watson III said, "I'm pleased with our first quarter performance. We generated solid top-line growth in a modestly improving pricing environment, and generated an underwriting profit in each of our four business segments. I am optimistic about the outlook for the remainder of 2013."

HIGHLIGHTS FOR THE FIRST QUARTER ENDED MARCH 31, 2013:

  Gross written premiums were $438.2 million, an increase of $41.9 million or 10.6% over the first quarter of 2012.
  Pre-tax operating income1 was $24.9 million compared to $17.9 million in the first quarter of 2012.
  Net income was $32.7 million or $1.28 per diluted share compared to $19.6 million or $0.74 per diluted share in the first quarter of 2012.
  The combined ratio was 99.4% compared to 103.4% in the first quarter of 2012.
  Book value per share increased 3.2% in the quarter to $62.67 and increased 8.2% over the prior year.
  During the quarter, the Company repurchased $12.3 million or 325,825 shares of its common stock at an average share price of $37.71, representing 1.3% of net shares outstanding at December 31, 2012.

1 – Results exclude net realized investment gains/losses and foreign currency exchange gains/losses.

FINANCIAL RESULTS

For the three months ended March 31, 2013, Argo Group reported net income of $32.7 million or $1.28 per diluted share and net operating income after tax of $20.0 million or $0.78 per diluted share. By comparison, the first quarter of 2012 produced net income of $19.6 million or $0.74 per diluted share and net operating income after tax of $14.3 million or $0.54 per diluted share. (See the complete reconciliation between net income/loss and operating income/loss in the following tables.)

Gross written premiums for the three months ended March 31, 2013 and 2012, were $438.2 million and $396.3 million, respectively. Total revenue for the three months ended March 31, 2013 and 2012, was $341.6 million and $323.1 million, respectively. Earned premiums for the three months ended March 31, 2013 and 2012, were $304.2 million and $277.3 million, respectively.

Argo Group's combined ratios for the three months ended March 31, 2013 and 2012, were 99.4% and 103.4%, respectively. Catastrophe losses, net of reinsurance and estimated reinstatement premiums, were $1.9 million in the first quarter 2013 compared to $4.0 million in the same period in 2012. Favorable prior year loss development was $4.5 million compared to $3.3 million for the three months ended March 31, 2012. Included in underwriting expenses was a non-cash equity-based compensation charge of $6.5 million, compared to $1.0 million in the first quarter of 2012, reflecting the increase in the Company’s stock price during the quarter.

Net investment income for the three months ended March 31, 2013 and 2012, was $27.9 million and $31.4 million, respectively. For the three months ended March 31, 2013, the Company reported a net realized investment gain of $9.5 million versus $13.1 million for the same period in 2012.

At March 31, 2013, the investment portfolio totaled $4.1 billion with a net pre-tax unrealized gain of approximately $328.5 million.

CONFERENCE CALL

Argo Group management will conduct an investor conference call starting at 10:30 a.m. EDT (11:30 a.m. ADT) tomorrow, May 3, 2013.

A live webcast of the conference call can be accessed by visiting Argo Group’s Investor Relations Website at http://www.argolimited.com/pages/investors/events-and-webcasts. Participants inside the U.S. and Canada can access the call by phone by dialing (888) 895-5271 (pass code: 34754739). Callers dialing from outside the U.S. and Canada can access the call by dialing (847) 619-6547 (pass code: 34754739).

A webcast replay will be available shortly after the conference call and can be accessed at http://www.argolimited.com/pages/investors/events-and-webcasts. In addition, a telephone replay of the call will be available through May 10, 2013, to callers from inside the U.S. and Canada by dialing (888) 843-7419 (pass code: 3475 4739#). Callers dialing from outside the U.S. and Canada can access the telephone replay by dialing (630) 652-3042 (pass code: 3475 4739#).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200. Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2013	2012
	(unaudited)
Assets
Total investments	$4,133.2	$4,200.7
Cash and cash equivalents	91.2	95.8
Accrued investment income	26.9	30.3
Receivables	1,606.4	1,681.9
Goodwill and intangible assets	243.8	245.3
Deferred acquisition costs	100.6	99.4
Ceded unearned premiums	230.9	193.6
Other assets	169.5	141.9
Total assets	$6,602.5	$6,688.9

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,205.0	$3,223.5
Unearned premiums	737.3	730.2
Ceded reinsurance payable	475.4	612.1
Senior unsecured fixed rate notes	143.8	143.8
Other indebtedness	64.4	63.8
Junior subordinated debentures	193.3	193.3
Other liabilities	236.7	208.1
Total liabilities	5,055.9	5,174.8

Total shareholders' equity	1,546.6	1,514.1
Total liabilities and shareholders' equity	$6,602.5	$6,688.9

Book value per common share	$62.67	$60.75

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012
	(unaudited)

Gross Written Premiums	$438.2	$396.3
Net Written Premiums	279.0	241.2

Earned Premiums	304.2	277.3
Net Investment Income	27.9	31.4
Net Realized Investment Gains	9.5	13.1
Fee Income, net	0.0	1.3
Total Revenue	341.6	323.1

Losses and Loss Adjustment Expenses	170.5	165.8
Other Reinsurance-Related Expenses	5.1	6.9
Underwriting, Acquisition and Insurance Expenses	126.7	113.7
Interest Expense	4.9	5.7
Foreign Currency Exchange (Gain) Loss	(3.1)	2.9
Total Expenses	304.1	295.0

Income Before Taxes	37.5	28.1
Income Tax Provision	4.8	8.5
Net Income	$32.7	$19.6

Net Income per Common Share (Basic)	$1.32	$0.75

Net Income per Common Share (Diluted)	$1.28	$0.74

Weighted Average Common Shares:
Basic	24.8	26.2
Diluted	25.6	26.5

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended
	March 31,
	2013	2012
	(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$127.6	$107.3
Net Written Premiums	100.8	88.9
Earned Premiums	105.1	96.2
Underwriting Income	$4.6	$8.2
Net Investment Income	10.9	13.0
Interest Expense	(1.6)	(2.3)
Operating Income Before Taxes	$13.9	$18.9
Loss Ratio	56.5	54.2
Expense Ratio	39.1	37.3
GAAP Combined Ratio	95.6%	91.5%
Commercial Specialty
Gross Written Premiums	$106.1	$107.7
Net Written Premiums	71.7	78.7
Earned Premiums	75.2	82.0
Underwriting Income (Loss)	$1.0	$(6.0)
Net Investment Income	5.9	6.9
Interest Expense	(0.9)	(1.4)
Fee Income (Expense), net	(0.3)	0.2
Operating (Loss) Income Before Taxes	$5.7	$(0.3)
Loss Ratio	63.4	72.4
Expense Ratio	35.2	35.0
GAAP Combined Ratio	98.6%	107.4%
International Specialty
Gross Written Premiums	$78.2	$57.6
Net Written Premiums	32.2	28.9
Earned Premiums	32.7	28.0
Underwriting Income	$3.3	$2.7
Net Investment Income	2.3	4.1
Interest Expense	(0.8)	(1.0)
Operating Income Before Taxes	$4.8	$5.8
Loss Ratio	50.1	51.4
Expense Ratio	39.5	38.2
GAAP Combined Ratio	89.6%	89.6%
Syndicate 1200
Gross Written Premiums	$126.1	$123.1
Net Written Premiums	74.1	44.1
Earned Premiums	90.9	71.1
Underwriting Income (Loss)	$6.0	$(2.4)
Net Investment Income	2.8	3.9
Interest Expense	(0.7)	(0.9)
Fee Income, net	0.3	1.1
Operating Income Before Taxes	$8.4	$1.7
Loss Ratio	53.5	56.5
Expense Ratio	39.8	46.9
GAAP Combined Ratio	93.3%	103.4%

Run-off
Operating (Loss) Income Before Taxes	$(0.5)	$(0.4)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
(in millions)

Prior Year Development	Three Months Ended
(Favorable)/Adverse	March 31,
	2013	2012
	(unaudited)

E&S	$(5.2)	$(9.3)
Commercial Specialty	1.1	4.6
Int'l Specialty	0.9	(0.2)
Syndicate 1200	(2.2)	(0.4)
Runoff	0.9	2.0
Combined	(4.5)	(3.3)

Catastrophe Losses (1)	Three Months Ended
	March 31,
	2013	2012
	(unaudited)

E&S	$0.8	$0.1
Commercial Specialty	1.1	2.3
Int'l Specialty	0.0	1.6
Syndicate 1200	0.0	0.0
Combined	1.9	4.0

(1) net of reinstatement premiums

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012
	(unaudited)

Income Before Taxes:
From Operations	$24.9	$17.9
Foreign Currency Exchange Gain (Loss)	3.1	(2.9)
Net Realized Investment Gains	9.5	13.1
Income Before Taxes	37.5	28.1
Income Tax Provision	4.8	8.5
Net Income	$32.7	$19.6

Net Income per Common Share (Diluted)	$1.28	$0.74

Operating Income (Loss) per Common Share (Diluted)
At Assumed Tax Rate:
Income (a)	1.17	0.85
Foreign Currency Exchange (Gain) Loss (a)	(0.09)	0.09
Net Realized Investment Gains (a)	(0.30)	(0.40)

Operating Income per Common Share (Diluted)	0.78	0.54

(a) Per diluted share at assumed tax rate of 20%.

CONTACT:
Argo Group International Holdings, Ltd.
Jay Bullock, 441-278-3727
Chief Financial Officer
or
George Luecke, 212-607-8802
Group Treasurer